Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-2
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Original Principal Class A                      1,050,000,000.00
   Class A-1                                      912,000,000.00
   Class A-2                                       48,000,000.00
   Class A-3                                       90,000,000.00
Number of Class A Bonds (000's)                     1,050,000.00
   Class A-1                                          912,000.00
   Class A-2                                           48,000.00
   Class A-3                                           90,000.00
Original Principal Class B                         57,000,000.00
Number of Calss B Bond (000's)                         57,000.00

Distribution Date                                 Total 1998
Days

CLASS A
Class A-1 Principal Distribution                  333,070,796.57
Principal Payment Factor (per 1,000 Bond)          365.209206765

Class A-1 Interest Distribution                    42,497,967.98
Class A-1 Interest Payment Factor (per 1,000        46.598649106
Bond)

Class A-2 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-2 Interest Distribution                     2,876,157.55
Class A-2 Interest Payment Factor (per 1,000        59.919948889
Bond)

Class A-3 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-3 Interest Distribution                     5,493,170.40
Class A-3 Interest Payment Factor (per 1,000        61.035226667
Bond)

CLASS B
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Interest Distribution                               3,623,487.09
Interest Payment Factor (per 1,000 Bond)            63.569948889